As filed with the Securities and Exchange Commission on December 8, 2009

Registration No. 333-157408

_____________________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

POST EFFECTIVE AMENDMENT NO. 1 TO THE

FORM F-6

REGISTRATION STATEMENT

under

THE SECURITIES ACT OF 1933

For Depositary Shares Evidenced by American Depositary Receipts

of

ZURICH FINANCIAL SERVICES LTD

(F/K/A ZURICH FINANCIAL SERVICES)

(Exact name of issuer of deposited securities as specified in its charter)

N/A

(Translation of issuer's name into English)

SWITZERLAND

(Jurisdiction of incorporation or organization of issuer)

THE BANK OF NEW YORK MELLON

(Exact name of depositary as specified in its charter)

One Wall Street, New York, New York 10286

(212) 495-1784

(Address, including zip code, and telephone number, including area code, of depositary's principal executive offices)

_______________________

The Bank of New York Mellon

ADR Division

One Wall Street, 29th Floor

New York, New York 10286

(212) 495-1784

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Peter B. Tisne, Esq.

Emmet, Marvin & Martin, LLP

120 Broadway

New York, New York 10271

(212) 238-3010

It is proposed that this filing become effective under Rule 466

[ ] immediately upon filing

[ ] on (Date) at (Time).

If a separate registration statement has been filed to register the deposited shares, check the following box.  [ ]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(c) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(c) may determine.

Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus contained herein also relates to the Depositary Shares of the registrant covered by previous Registration Statements on Form F-6 of the registrant (Regis Nos. 333-12512, 333-12676, 333-139510).

The prospectus consists of the proposed revised Form of American Depositary Receipt included as Exhibit A to the Form of Amended and Restated Deposit Agreement filed as Exhibit 1 to this Post-Effective Amendment No. 1 to the Registration Statement which is incorporated herein by reference.

PART I

INFORMATION REQUIRED IN PROSPECTUS

Item - 1.

Description of Securities to be Registered

Cross Reference Sheet

Location in Form of Receipt

Item Number and Caption

Filed Herewith as Prospectus

1.  Name and address of depositary

Introductory Article

2.  Title of American Depositary Receipts and identity of

Face of Receipt, top center

deposited securities

Terms of Deposit:

(i)  The amount of deposited securities represented

Face of Receipt, upper right corner

by one unit of American Depositary Receipts

(ii)  The procedure for voting, if any, the deposited

Articles number 15, 16 and 18

securities

(iii)  The collection and distribution of dividends

Articles number 4, 12, 13, 15 and 18

(iv)  The transmission of notices, reports and proxy

Articles number 9, 11, 15, 16, and 18

soliciting material

(v)  The sale or exercise of rights

Articles number 13, 14, 15, and 18

(vi)  The deposit or sale of securities resulting from

Articles number 12, 13, 15, 17

dividends, splits or plans of reorganization

and 18

(vii)  Amendment, extension or termination of the

Articles number 20 and 21

deposit agreement

(viii)  Rights of holders of Receipts to inspect the

Article number 11

transfer books of the depositary and the list of

holders of Receipts

(ix)  Restrictions upon the right to deposit or

Articles number 2, 3, 4, 5, 6, 8 and

withdraw the underlying securities

22

(x)  Limitation upon the liability of the depositary

Articles number 14, 18, 19 and 21

3.  Fees and Charges

Articles number 7 and 8

Item – 2.

Available Information

Public reports furnished by issuer

Article number 11

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item - 3.

Exhibits

a.

Form of Deposit Agreement dated as of October 16, 2000, as amended and restated as of __________, 2009, among Zurich Financial Services Ltd, (F/K/A Zurich Financial Services), The Bank of New York Mellon as Depositary, and all Owners and Beneficial Owners from time to time of American Depositary Shares issued thereunder. - Filed herewith as Exhibit 1.

b.

Form of Letter Agreement from The Bank of New York to Zurich Financial Services dated October 16, 2000 relating to pre-release activities. – Previously Filed.

c.

Every material contract relating to the deposited securities between the Depositary and the issuer of the deposited securities in effect at any time within the last three years. - See (a) and (b) above.

d.

Opinion of Emmet, Marvin & Martin, LLP, counsel for the Depositary, as to legality of the securities to be registered. - Previously Filed.

e.

Certification under Rule 466. – Not Applicable.

f.

Power of Attorney. – Previously Filed.

Item - 4.

Undertakings

(a)

The depositary hereby undertakes to make available at the principal office of the depositary in the United States, for inspection by holders of the American Depositary Shares, any reports and communications received from the issuer of the deposited securities which are both (1) received by the depositary as the holder of the deposited securities and (2) made generally available to the holders of the underlying securities by the issuer.

(b)

If the amounts of fees charged are not disclosed in the prospectus, the depositary undertakes to prepare a separate document stating the amount of any fee charged and describing the service for which it is charged and to deliver promptly a copy of such fee schedule without charge to anyone upon request.  The depositary undertakes to notify each registered holder of an American Depositary Share thirty days before any change in the fee schedule.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that all the requirements for filing on Form F-6 are met and has duly caused this Post-Effective Amendment No.1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, December 8, 2009.

Legal entity created by the agreement for the issuance of American Depositary Shares for registered shares of Zurich Financial Services Ltd

By:

The Bank of New York Mellon,
 As Depositary

By:  /s/ Joanne F. Di Giovanni

Name:  Joanne F. Di Giovanni

Title:    Vice President

Pursuant to the requirements of the Securities Act of 1933, Zurich Financial Services Ltd has caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Zurich, Switzerland on December 8, 2009.

ZURICH FINANCIAL SERVICES LTD

By:  /s/ Dieter Wemmer
Name: Dieter Wemmer
Title:   Chief Financial Officer

By:  /s/ Hans-Ulrich Schoch
Name: Hans-Ulrich Schoch
Title:   Company Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on December 8, 2009.

           *

Director and Chairman

Manfred Gentz

           *

Chief Executive Officer

James. J. Schiro

(principal executive officer)

           *

Chief Financial Officer

Dieter Wemmer

(principal financial officer)

           *

Group Controller

Joachim Masur

(principal accounting officer)

           *

Director and Vice Chairman

 Philippe O. Pidoux

           *

Director

Susan Bies

           *

Director

Victor L. L. Chu

           *

Director

Tom de Swaan

          *

Director

Thomas K. Escher

          *

Director

Fred Kindle

          *

Director

Armin Meyer

          *

Director

Don Nicolaisen

          *

Director

Vernon L. Sankey

          *

Director

Rolf Watter

          *

Authorized Representative

Alice Kane

in the United States

By:_/s/ Hans-Ulrich Schoch

         *Attorney-in-fact

Name: Hans-Ulrich Schoch

Title:   Company Secretary

INDEX TO EXHIBITS

Exhibit

Number

Exhibit

1

Form of Deposit Agreement dated as of October 16, 2000, as

amended and restated as of _______________, 2009, among,

Zurich Financial Services Ltd, The Bank of New York Mellon as

Depositary, and all Owners and Beneficial Owners from

time to time of American Depositary Shares issued thereunder.

2

Form of Letter Agreement from The Bank of New York to Zurich

Financial Services dated October 16, 2000 relating to pre-release activities. – Previously Filed.

4

Opinion of Emmet, Marvin & Martin, LLP. – Previously Filed.

6

Powers of Attorney. – Previously Filed.